UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

     On March 1, 2006, Pennsylvania Real Estate Investment Trust (the “Company”) announced the retirement of Jonathan Weller, its Vice Chairman, effective April 15, 2006. In connection with Mr. Weller’s retirement, on February 28, 2006, the Company entered into a Separation of Employment Agreement and General Release (the “Separation Agreement”) with Mr. Weller. Pursuant to the Separation Agreement, Mr. Weller will also retire from the Company’s Board of Trustees, effective as of March 8, 2006, the date on which the Separation Agreement becomes irrevocable. The Separation Agreement contains mutual releases, and confidentiality, non-solicitation and non-disparagement provisions. The Separation Agreement also provides that, on or before April 15, 2006, Mr. Weller will receive an aggregate of approximately $4.2 million in cash and common shares, including the vesting of 39,477 restricted common shares. Mr. Weller’s currently outstanding options will remain exercisable for 180 days after April 15, 2006, or until they expire, whichever comes first, and he will remain eligible to receive performance shares under the Company’s 2005-2008 Outperformance Program.

Item 1.02     Termination of a Material Definitive Agreement

     In connection with the Separation Agreement described in Item 1.01 above, the Amended and Restated Employment Agreement by and between the Company and Mr. Weller dated as of January 1, 2004 (the “Employment Agreement”) will be terminated, effective as of March 8, 2006, the date on which the Separation Agreement becomes irrevocable. The Employment Agreement was filed as Exhibit 10.2 to the Company’s Form 10-Q filed on August 6, 2004 and is incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     As described in Item 1.01 above, on March 1, 2006, the Company announced the retirement of Jonathan Weller, its Vice Chairman, effective April 15, 2006. Pursuant to the Separation Agreement, Mr. Weller will also voluntarily retire from the Company’s Board of Trustees, effective as of March 8, 2006, the date on which the Separation Agreement becomes irrevocable. Mr. Weller’s departure was not due to any disagreement on any matter relating to the Company’s operations, policies or practices, nor has he cited any disagreement or requested that any matter be disclosed in any letter to the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 3, 2006	By:	/s/ Bruce Goldman

Bruce Goldman
Executive Vice President, General Counsel and Secretary